Exhibit 15(xviii) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    EXHIBIT N
                                     to the
                                 Rule 12b-1 Plan

                                   STAR FUNDS

                        Star U.S. Government Income Fund
                                    B Shares

      The Plan is adopted by Star Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the B Shares of Star U.S. Government Income Fund held during the month.

      Witness the due execution hereof this 14th day of February, 1998.


                                          STAR FUNDS


                                          By:   /s/ William H. Zimmer, III
                                             Trustee